Exhibit 99.1

CONTACT:	Delta Corporate Communications
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Investor Relations
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Delta Subsidiary to Acquire Trainer Refinery Complex

Delta partners with leaders in the energy industry to drive fuel savings

ATLANTA, April 30, 2012 – Delta Air Lines (NYSE: DAL) wholly-owned subsidiary, Monroe Energy LLC, has reached agreement with Phillips 66 (NYSE: PSX-WI) to acquire the Trainer refinery complex south of Philadelphia. As part of the transaction, Monroe will enter into strategic sourcing and marketing agreements with BP (NYSE: BP) and Phillips 66. The acquisition includes pipelines and transportation assets that will provide access to the delivery network for jet fuel reaching Delta’s operations throughout the Northeast, including its hubs at LaGuardia and JFK.

After receipt of $30 million in state government assistance for job creation and infrastructure improvement from the Commonwealth of Pennsylvania, Monroe’s investment to acquire the refinery will be $150 million, and Monroe will spend $100 million to convert the existing infrastructure to maximize jet fuel production. Production at the refinery combined with multi-year agreements to exchange gasoline, diesel, and other refined products from the refinery for jet fuel will provide 80 percent of Delta’s jet fuel needs in the United States.

“Acquiring the Trainer refinery is an innovative approach to managing our largest expense,” said Richard Anderson, Delta’s chief executive officer. “This modest investment, the equivalent of the list price of a new widebody aircraft, will allow Delta to reduce its fuel expense by $300 million annually and ensure jet fuel availability in the Northeast. This strategy is aligned with the moves we have made to build a stronger airline for our shareholders, employees and customers.”

Monroe is partnering with leading energy companies to supply crude oil and receive jet fuel in exchange for Trainer’s non-jet fuel outputs. Under a three-year agreement, BP will supply the crude oil to be refined at the facility. Monroe Energy will exchange gasoline and other refined products from Trainer for jet fuel from Phillips 66 and BP elsewhere in the country through multi-year agreements.

The Commonwealth of Pennsylvania and Delaware County have agreed to provide assistance to ensure the refinery continues its economic contribution to the region.

“By working with world class partners like BP and Phillips 66, we can benefit from their expertise in energy sourcing and product distribution,” said Ed Bastian, Delta’s president. “We are also pleased to partner with Governor Corbett and the Commonwealth of Pennsylvania, the Pennsylvania Congressional delegation, and Delaware County to create jobs and economic growth for the region while generating substantial fuel savings for Delta.”

“This supply and off-take agreement demonstrates BP’s continued commitment to supply U.S. customers with the feedstock and products they need. We are delighted to bring BP’s global scale and access to the world’s energy markets to this strategic agreement with Delta,” said Paul Reed, CEO, Integrated Supply and Trading, BP.

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Trainer will be run by a seasoned leadership team headed by 25-year refinery veteran Jeffrey Warmann. In his last position as refinery manager for Murphy Oil USA, Inc.’s Meraux, La. refinery, Warmann led Meraux’s restructuring efforts, increasing refinery output by more than 30 percent and significantly improving Meraux’s profitability.

Monroe expects to close on the acquisition in the first half of 2012. Jet fuel production is expected to begin during the third quarter, and changes to the plant infrastructure to increase jet fuel production would be complete by the end of the third quarter, resulting in expected 2012 fuel savings of more than $100 million.

“We expect the Trainer acquisition to be accretive to Delta’s earnings, expand our margins, and to fully recover our investment in the first year of operations,” said Paul Jacobson, Delta’s chief financial officer. “We look forward to closing this transaction and moving quickly to begin capturing its benefits.”

About the Trainer Refinery:

Located on the Delaware River in Trainer, Pa., about 10 miles southwest of downtown Philadelphia, the Trainer complex has a crude oil processing capacity of 185,000 barrels per day and processes mainly light, low-sulfur crude oil.

About Delta

Delta Air Lines serves more than 160 million customers each year. During the past year, Delta was named domestic “Airline of the Year” by the readers of Travel Weekly magazine, was named the “Top Tech-Friendly U.S. Airline” by PCWorld magazine for its innovation in technology and won the Business Travel News Annual Airline Survey. With an industry-leading global network, Delta and the Delta Connection carriers offer service to nearly 350 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

About BP

BP is one of the world's largest energy companies. In the US, BP has approximately $52 billion in assets and employs some 23,000 staff. The company's main businesses are exploration and production of oil and gas; refining, manufacturing and marketing of oil products and petrochemicals and transportation and marketing of natural gas. BP also has a growing renewables business focused on wind power and advanced biofuels.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of the rapid spread of contagious illnesses; and the effects of terrorist attacks.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of April 30, 2012, and which we have no current intention to update.

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